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                                                                    Exhibit 11.1
                       COMPUTATION OF EARNINGS PER SHARE



                                             Thirteen Week                             Twenty-six Week        Six Month
                                             Period Ended          Three Months          Period Ended        Period Ended
                                             September 29,        Ended September       September 29,        September 30,
                                                 1996                30, 1995                1996                 1995
                                             --------------       ---------------      ----------------      -------------
 Earnings (loss) from continuing
       operations .........................   $ (1,074,113)        $   639,966          $ (1,838,833)        $ (130,333)

 Net earnings(loss)........................   $   (267,417)        $   461,081          $ (1,032,137)        $ (533,750)

 Weighted average number of common
       shares outstanding during the
       period..............................     4,000,210             3,708,090             4,000,210          3,708,090

 Net effect of dilutive stock options
    based on the treasury stock method
    at market prices.......................             0               242,406                     0            264,039
                                              -----------           -----------          ------------         ----------
 Shares used for computation...............     4,000,210             3,950,496             4,000,210          3,972,129
                                              ===========           ===========          ============         ==========

 Earnings (loss) from continuing
       operations..........................       $ (.27)               $  .16                $ (.46)            $ (.03)
                                                   ======                ======                ======             ======

 Net earnings (loss) per share.............       $ (.07)               $  .12                $ (.26)            $ (.13)
                                                   ======                ======                ======             ======






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